Exhibit 99.1

CONTACT:

PetSmart Investor Relations

(623) 587-2025

PetSmart Announces First Quarter 2014 Results

Earnings up 6.1% to $1.04 per Share; Total Sales up 1.1%

Updates Guidance for Fiscal Year 2014

PHOENIX – May 21, 2014 – PetSmart, Inc. (NASDAQ: PETM) today announced financial results for the first quarter of 2014, and updated guidance for fiscal year 2014.

First Quarter Results

Earnings of $1.04 per share were up 6.1% compared to $0.98 per share in the first quarter of 2013. Net income increased 1.3% to $104 million, compared to $102 million in the first quarter of 2013.

Net sales for the first quarter of 2014 increased 1.1% to $1.7 billion. Comparable store sales, or sales in stores open at least one year, including online sales, fell 0.6%, with comparable transactions decreasing 2.2%. Services sales, which are included in net sales, grew 4.5% to $200 million.

The company generated $137 million in cash flows from operating activities, spent $32 million in capital expenditures, distributed $20 million in dividends, and repurchased $130 million of PetSmart stock. The company ended the quarter with $301 million in cash, cash equivalents and restricted cash and zero borrowings on its credit facility.

“We are pleased with the company’s ability to achieve earnings per share growth of 6.1% while continuing to drive earnings before tax margin expansion during the first quarter,” said David Lenhardt, President and Chief Executive Officer. “However, we did not achieve our sales goals, which were impacted by a challenging and volatile consumer environment and a competitive market.”

Updated Fiscal Year 2014 Guidance

Based on the Company’s year-to-date results and updated assumptions for the remainder of the year in light of the consumer environment and competitive market, the Company updated its fiscal year 2014 outlook.

•	Comparable store sales relatively flat

•	Net sales growth in the low-single digits

•	Earnings per share between $4.29 to $4.39

•	Operating cash flow between $600 to $625 million

Second Quarter 2014 Guidance

•	Comparable store sales growth flat to slightly down

•	Earnings per share of $0.92 to $0.96

Conference Call Information

PetSmart management has scheduled a teleconference for 10:00 a.m. EDT on May 21, 2014 to discuss results for the first quarter 2014. This teleconference will be webcast live for all investors at www.petm.com. The webcast will be available until the company announces results for the second quarter of 2014. In addition, you can listen to the call live by dialing 866-814-1933 (within the United States and Canada) or 703-639-1365 (for international callers), code 1637996.

A phone replay will be available through June 21, 2014, 11:59 p.m. EDT, at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1637996. The announcement will also be archived at www.petm.com.

About PetSmart

PetSmart, Inc. (NASDAQ: PETM) is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company employs approximately 53,000 associates and operates more than 1,340 pet stores in the United States, Canada and Puerto Rico, 200 in-store PetSmart® PetsHotel® dog and cat boarding facilities and is a leading online provider of pet supplies and pet care information (http://www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers dog training, pet grooming, pet boarding, PetSmart Doggie Day Camp SM day care services and pet adoption services. Through its in-store pet adoption partnership with PetSmart Charities® and PetSmart Charities® of Canada, PetSmart has helped save the lives of more than 5.7 million pets since 1994. PetSmart Charities, Inc. and PetSmart Charities of Canada (collectively “PetSmart Charities”) are independent, nonprofit organizations that save the lives of homeless pets and reduce shelter intake through spay and neuter efforts. In 2013, nearly 440,000 dogs and cats found homes through PetSmart Charities’ adoption centers in all PetSmart stores and by sponsoring community adoption events. PetSmart Charities is the leader in granting money to help pets in need, with more than $34 million given in 2013 throughout North America.

Forward-looking statements

This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2014 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

PetSmart, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share and store data)

(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	May 4, 2014	% of Sales	May 5, 2013	% of Sales
Merchandise sales	$1,519,006	87.8%	$1,509,372	88.2%
Services sales	200,155	11.6%	191,577	11.2%
Other revenue	9,971	0.6%	9,647	0.6%

Net sales	1,729,132	100.0%	1,710,596	100.0%

Cost of merchandise sales	1,051,644	60.8%	1,037,114	60.6%
Cost of services sales	136,679	7.9%	134,089	7.8%
Cost of other revenue	9,971	0.6%	9,647	0.6%

Total cost of sales	1,198,294	69.3%	1,180,850	69.0%

Gross profit	530,838	30.7%	529,746	31.0%

Operating, general, and administrative expenses	359,080	20.8%	362,228	21.2%

Operating income	171,758	9.9%	167,518	9.8%
Interest expense, net	(13,183)	-0.8%	(13,168)	-0.8%

Income before income tax expense and equity income from Banfield	158,575	9.2%	154,350	9.0%
Income tax expense	(58,592)	-3.4%	(55,547)	-3.2%
Equity income from Banfield	3,783	0.2%	3,612	0.2%

Net income	$103,766	6.0%	$102,415	6.0%

Earnings per common share:
Basic	$1.05		$0.99

Diluted	$1.04		$0.98

Weighted average shares outstanding:
Basic	99,205		103,305
Diluted	99,844		104,583
Stores open at beginning of each period	1,333		1,278
Stores opened during each period	7		13
Stores closed during each period	—		(2)

Stores open at end of each period	1,340		1,289

PetSmart, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par value)

(Unaudited)

	May 4,	February 2,	May 5,
	2014	2014	2013
Assets
Cash and cash equivalents	$230,102	$285,622	$252,988
Short-term investments	—	—	7,455
Restricted cash	71,226	71,226	71,226
Receivables, net	65,944	72,685	66,272
Merchandise inventories	792,140	740,302	738,568
Deferred income taxes	71,940	71,945	62,859
Prepaid expenses and other current assets	81,314	76,463	81,041

Total current assets	1,312,666	1,318,243	1,280,409

Property and equipment, net	949,167	952,955	972,679
Equity investment in Banfield	29,272	33,577	28,426
Deferred income taxes	102,316	110,408	100,601
Goodwill	41,510	41,140	43,914
Other noncurrent assets	62,124	65,645	48,155

Total assets	$2,497,055	$2,521,968	$2,474,184

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$244,114	$255,251	$257,628
Accrued payroll, bonus, and employee benefits	136,310	160,008	132,705
Accrued occupancy expenses and deferred rents	70,298	81,867	69,626
Current maturities of capital lease obligations	68,858	66,887	63,180
Other current liabilities	280,633	230,332	246,431

Total current liabilities	800,213	794,345	769,570

Capital lease obligations	450,538	451,597	462,436
Deferred rents	63,563	65,932	71,565
Other noncurrent liabilities	111,400	116,312	119,352

Total liabilities	1,425,714	1,428,186	1,422,923

Stockholders’ Equity:
Preferred stock; $.0001 par value	—	—	—
Common stock; $.0001 par value	17	17	17
Additional paid-in capital	1,537,707	1,515,333	1,441,863
Retained earnings	2,257,308	2,173,005	1,913,209
Accumulated other comprehensive (loss) income	(1,277)	(2,159)	4,510
Less: Treasury stock	(2,722,414)	(2,592,414)	(2,308,338)

Total stockholders’ equity	1,071,341	1,093,782	1,051,261

Total liabilities and stockholders’ equity	$2,497,055	$2,521,968	$2,474,184